Exhibit 10.12


                               CONTRACT FOR DEED
                               -----------------


         THIS AGREEMENT Made and entered into this 19th day of June, 2001, by and between O. DALE LARSON of Brookings, South Dakota, hereinafter described as Seller and SPORTS LINK, LTD., a South Dakota corporation of Brookings, South Dakota, hereinafter described as Purchaser.


                                       I.

                      Legal Description and Terms of Sale
                      -----------------------------------

         That if the Purchaser shall first make the payments and perform the covenants hereinafter mentioned on its part to be made and performed, the said Seller hereby covenants and agrees to convey and assure to the Purchaser, in fee simple, clear of all encumbrances whatsoever, by good and sufficient Warranty Deed, the real property situated in the County of Brookings and State of South Dakota described as follows:


         Lot Four (4), Block Five (5) of Gilkerson Addition to the City of Brookings, Brookings County, South Dakota,

and as consideration therefor, the said Purchaser shall covenant and agree to pay the said Seller the sum of TWO MILLION ONE HUNDRED FIFTY THOUSAND AND ONE DOLLARS ($2,150,001). The terms of the payment for this property are as follows:

         The sum of $1.00 shall be due at the execution of this Contract, the receipt of which is hereby acknowledged. The balance of $2,150,000 shall be payable, interest only at the rate of five percent (5%) with an interest accrual date of July 1, 2001 with the first payment of monthly interest due August 1, 2001. Interest only payments shall continue for a period of four (4) years until June 30, 2005 at which time the entire principal sum plus any accrued interest shall be due and payable in full.

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


                                      II.


                                Possession Date
                                ---------------

         The possession date shall be July 1, 2001, entitling Purchaser to all rents, issues and profits thereafter, including without limitation, the rights as Landlord to any outstanding lease agreements, which lease agreements, if any, shall be assigned to the Purchaser as of the date of possession.


                                      III.

                               Real Estate Taxes
                               -----------------

         It is understood and agreed that the Seller shall pay the 2000 and all prior real estate taxes. Furthermore the Seller shall pay, when due, the first half of the 2001 real estate taxes which are due and payable in the year 2002. The Purchaser shall be responsible for the second half of the 2001 real estate taxes, and all real estate taxes and assessments thereafter.


                                      IV.

                                   Insurance
                                   ---------

         It is understood and agreed that the Purchaser shall maintain insurance covering the property which insurance shall protect against fire, lightning, wind and extended coverage in the amount of $2,150,000 or such other amount as the parties may agree. However no reduction in this amount of insurance required shall be effective unless agreed to in writing by Seller. The Purchaser shall show proof of insurance to the Seller on or before July 1, 2001 and shall provide proof of insurance to the Seller on or before July lst of each year thereafter during the term of this Contract. In addition the Seller shall also be a named loss payee under the insurance policy of the Purchaser. Purchaser will promptly notify Seller of any accident or incident that may result in an insurance claim. Purchaser shall indemnify and hold Seller harmless from any liability arising out of the use and occupation of the premises by Purchaser or anyone claiming under him, including without limitation, reasonable attorney's fees in the event Seller is made a party to any action.

                                        2


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


                                       V.

                                Title Insurance
                                ---------------

         It is further understood and agreed that title insurance will be immediately ordered and will be provided to the parties prior to July 1, 2001. The cost of the title insurance will be paid by the Purchaser.


                                      VI.

                                    Default
                                    -------

         In the case of the failure of the Purchaser to make either the payments or any part thereof or perform any of the covenants on its part hereby made and entered into, the Seller shall give written notice by certified mail of the default and how the default can be cured. Said default shall be cured within thirty (30) days of the receipt of the notice of default.

         In the event the default is not cured as mentioned above, the remaining balance shall, at the election of the Seller, shall become immediately due and payable, and the Contract shall, at the option of the Seller, be forfeited and determined by giving to said Purchaser thirty (30) days' notice in writing of the intention of said Seller to cancel and determine this Contract, setting forth in said notice the amount due upon said Contract, and the time and place when and where payment can be made.

         It is mutually understood and agreed by and between the parties to this Contract that thirty (30) days is a reasonable and sufficient notice to be given to said Purchaser in case of failure to perform any of the covenants on its part hereby made and entered into.

         It is further understood and agreed that in the event of default, the Seller shall be entitled to exercise any remedy or remedies allowed by South Dakota law including but not limited to forfeiture or specific performance and the remedy mentioned previously. If the Seller shall choose specific performance, then the laws set forth at SDCL Chapter 21-9 and related statutes shall govern.

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


         In the event the Seller elects forfeiture and after thirty (30) days' notice has been given and the Purchaser has failed to make payment in full, then all obligations hereunto on the part of the Seller shall be cancelled and it shall be fully reinvested with all right, title and interest hereby agreed to be conveyed, and the Purchaser shall forfeit all payments made by it on this Contract with all right, title and interest in all buildings, fences and other improvements whatsoever, and such payments and improvements shall be retained by said Seller in full satisfaction and in liquidation of all damages by them sustained, and it shall have the right to re-enter and take possession of the above described premises.


                                      VII.

                                Time of Payment
                                ---------------

         It is mutually agreed by and between the parties hereto that the time of payment shall be an essential part of this Contract and that all the covenants and agreements herein contained shall extend to and be obligatory upon the heirs, executors and administrators of the respective parties.


                                     VIII.

                             Assignment of Contract
                             ----------------------

         It is further agreed by the parties that neither the Seller nor the Purchasers shall sell, convey, transfer or assign their interest in this Contract for Deed without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.


                                      IX.

                               Personal Property
                               -----------------

         It is understood and agreed that the personal property to be transferred from the Seller to the Buyer that will be included in the above sale price is as follows:

                                       4


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


         All office furniture including any modular offices, dividers and board room furniture within the premises as of July 1, 2001 and as identified by the Seller.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                                  SELLER:

                                                  By: /s/ O. Dale Larson
                                                      --------------------------
                                                      O. Dale Larson


                                                  PURCHASER:
ATTEST:
                                                  SPORTS LINK, LTD.

                                                  By: /s/ Michael J. Cooper
                                                      --------------------------
                                                     Its President

------------------------------
Secretary

(CORPORATE SEAL)


State of South Dakota )
                      : ss.
County of Brookings   )

         On this the 19th day of June, 2001, before me, the undersigned officer, personally appeared O. Dale Larson, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                    /s/ Jean Osttis
                                                    ----------------------------
                                                    Notary Public - South Dakota

My Commission expires:
    May 20, 2006
----------------------

(SEAL)

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


State of South Dakota )
                      : ss.
County of Brookings   )

         On this the 19th day of June, 2001, before me, the undersigned officer, personally appeared Michael J. Cooper, who acknowledged himself to be the President of SPORTS LINK, LTD., a corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                    /s/ Jean Osttis
                                                    ----------------------------
                                                    Notary Public - South Dakota

My Commission expires:
     5-20-2006
----------------------

(SEAL)


                             GUARANTEE OF PAYMENTS
                             ---------------------

         As further consideration for the sale of the above described property to SPORTS LINK, LTD., Daktronics, Inc., a South Dakota corporation of Brookings, South Dakota, hereby unconditionally guarantees to pay the indebtedness, together with all interest accrued and all other obligations of the Purchaser thereon to Seller under the terms and conditions in the foregoing Contact for Deed.

         Dated this 21st day of June, 2001.

                                                DAKTRONICS, INC.


                                                By: /s/ James B. Morgan
                                                    ----------------------------
                                                Its  President
                                                    ----------------------------
ATTEST:

/s/ Carla Gatzke
----------------------
Secretary

(CORPORATE SEAL)

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